UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: December 31, 2007 (Date of earliest event reported)
Mexco Energy Corporation (Exact name of registrant as specified in its charter)
CO (State or other jurisdiction of incorporation)	0-6694 (Commission File Number)	84-0627918 (IRS Employer Identification Number)
	214 W. Texas Avenue, Suite 1101 Midland, TX (Address of principal executive offices)	79701 (Zip Code)
Registrant's telephone number, including area code: 432-682-1119

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

Royalty Purchase

On December 31, 2007, Mexco Energy Corporation issued a news release to announce that the Company purchased for $1,850,000 approximately 118 mineral acres amounting to approximately 22% royalty interest in three gas wells located in Tarrant County, Texas. This property, operated by Chesapeake Operating, Inc., contains one (1) producing well in the Newark East, Barnett Shale Field. Two (2) additional wells have been drilled on this acreage and are being prepared for production. The Newark East, Barnett Shale Field is one of the largest gas producing fields in Texas.

A family limited partnership of one of the Company’s directors, Tom Craddick, received from the Company a finders fee in kind, equal to 2 ½% of the interest purchased. An unrelated individual received from the Company a finders fee in cash, amounting to 2 ½% of the purchase price.

Copy of the news release is filed as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.  Document
        99.1   News Release dated December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEXCO ENERGY CORPORATION

Date: December 31, 2007	By:	/s/ Tammy McComic
Tammy McComic
Vice President and Chief Financial Officer